As filed with the U.S. Securities and Exchange Commission on February 13, 2024.

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ohmyhome Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	3990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11 Lorong 3 Toa Payoh,

Block B #04-16/21, Jackson Square

Singapore 319579

Tel: +65 6886 9009

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Cogency Global Inc.

122 E 42nd St., 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 (212) 588-0022	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-275987)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Ohmyhome Limited (the “Registrant” or the “Company”) is filing this Registration Statement on Form F-1 (this “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $800,000. The Registration Statement relates to the public offering of securities contemplated on Form F-1, as amended (File No. 333-275987) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2023, which was declared effective by the Commission on February 13, 2024. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Company hereby certifies to the SEC that (1) it has instructed its bank to pay the filing fee set forth on Exhibit 107 hereto by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 14, 2024), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 14, 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-275987) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

5.1	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered

15.1	Letter in lieu of Consent for Review Report

23.1	Consent of WWC, P.C.

23.2	Consent of WWC, P.C.

23.3	Consent of Conyers Dill & Pearman (included in Exhibits 5.1)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on February 13, 2024.

OHMYHOME LIMITED

By:	/s/ Rhonda Wong
Name:	Rhonda Wong
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	February 13, 2024
/s/ Rhonda Wong
Rhonda Wong
Chief Executive Officer and Director (Principal Executive Officer)

Date:	February 13, 2024
/s/ Race Wong
Race Wong
Chief Operating Officer and Director

Date:	February 13, 2024
/s/ Chan Sze Ying
Chan Sze Ying
Finance Director (Principal Financial Officer, Principal Accounting Officer, Controller)

Date:	February 13, 2024
/s/ Loh Kim Kang David
Loh Kim Kang David
Chairman of the board and Director
Date:	February 13, 2024
/s/ Lee Wei Loon
Lee Wei Loon
Director

Date:	February 13, 2024
/s/ Lim Khoon
Lim Khoon
Director

Date:	February 13, 2024
/s/ Tan Wei Reng, Galven
Tan Wei Reng, Galven
Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on February 13, 2024.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.